                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 Media 100 Inc.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                 MEDIA 100 INC.


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 16, 1997

                            ------------------------

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Media 100 Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 290 Donald Lynch Boulevard, Marlboro, Massachusetts 01752, on Wednesday, April 16, 1997 at 10:00 a.m. for the following purposes:

           1. To elect five directors.

           2. To transact any and all other business that may properly come before the meeting.

     All stockholders of record at the close of business on March 4, 1997 are entitled to notice of and to vote at this meeting.

     Stockholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. The Company's 1996 Annual Report to Stockholders, which contains financial statements and other information of interest to stockholders, is enclosed with this Notice and the accompanying Proxy Statement.

                                           By order of the Board of Directors


                                           Craig Barrows
                                           Secretary

March 14, 1997

                                 MEDIA 100 INC.
                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 16, 1997

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Media 100 Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 16, 1997 at the offices of the Company, 290 Donald Lynch Boulevard, Marlboro, Massachusetts, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Company was founded in 1973 as Data Translation, Inc., a Massachusetts corporation, changed its state of incorporation from Massachusetts to Delaware in September 1996 and adopted its present name on December 2, 1996. The Company's principal executive offices are currently located at 100 Locke Drive, Marlboro, Massachusetts 01752. Starting May 1, 1997, the Company's principal executive offices will be located at 290 Donald Lynch Boulevard, Marlboro, Massachusetts 01752.

     This Proxy Statement is first being distributed to stockholders on or about March 14, 1997. The Company's 1996 Annual Report to Stockholders accompanies this Proxy Statement.

VOTING RIGHTS AND OUTSTANDING SHARES

     As of March 4, 1997, the Company had outstanding 8,119,002 shares of Common Stock. Each share of Common Stock entitles the holder of record thereof at the close of business on March 4, 1997 to one vote on the matters to be voted upon at the meeting.

     The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph from brokerage houses and other stockholders.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted to elect the five nominees listed under "Election of Directors," or the nominees for which approval has not been withheld. Should any person so named be unable or unwilling to serve as director, the persons named in the form of proxy for the Annual Meeting intend to vote for such other person as the Board of Directors may recommend. Any stockholder has the right to revoke his or her proxy at any time before it is voted by attending the meeting and voting in person or filing with the Secretary of the Company a written instrument revoking the proxy or delivering another newly executed proxy bearing a later date.

     At the date hereof, management of the Company has no knowledge of any business other than that described in the notice for the Annual Meeting which will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

QUORUM, REQUIRED VOTES AND METHOD OF TABULATION

     Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors.

     The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

THE SPIN-OFF

     On November 11, 1996, the Company sold substantially all of the assets of its U.K.-based networking distribution business in connection with the winding up of that business. On December 2, 1996, the Company effected the spin-off of its remaining non-MEDIA 100(R) related businesses (the "Spin-Off") by contributing its data acquisition and imaging and commercial products businesses and the remaining assets and liabilities of the networking distribution business to a newly-formed subsidiary, Data Translation II, Inc. ("DTI"), the stock of which was then distributed as a dividend to the Company's stockholders in the ratio of one share of DTI common stock for every four shares of the Company's Common Stock. In connection with the Spin-Off, DTI changed its name to Data Translation, Inc. and the Company changed its name to Media 100 Inc.

                             ELECTION OF DIRECTORS

     At the Annual Meeting it is intended that the Company's Board of Directors be elected to hold office until the next Annual Meeting and until their successors shall have been duly elected and qualified. All nominees are currently Directors of the Company.

NAME                                 AGE     POSITION WITH THE COMPANY
----                                 ---     -------------------------
John A. Molinari...................   34     President and Chief Executive Officer
Alfred A. Molinari, Jr.............   55     Director
Paul J. Severino...................   50     Director
Bruce I. Sachs.....................   37     Director
Maurice L. Castonguay..............   45     Director

     Mr. J. Molinari was appointed President and Chief Executive Officer on November 30, 1996 in connection with the Spin-Off. Prior to that, he was Vice President/General Manager -- Multimedia Group, which conducted the Company's MEDIA 100 digital video business prior to the Spin-Off, since 1990. He has been a director since 1995.

     Mr. A. Molinari is Chairman and Chief Executive Officer of Data Translation, Inc., to which the Company contributed its non-MEDIA 100 related businesses in connection with the Spin-Off. Mr. A. Molinari is the founder of the Company, and has been a director since its inception in 1973. He was President and Chief Executive Officer of the Company from 1973 to November 29, 1996, and Chairman of the Board of the Company from 1995 to November 29, 1996. Mr. A. Molinari is the father of Mr. J. Molinari.

     Mr. Severino has been a director of the Company since April 1985. He is the founder and former Chairman of Bay Networks, Inc., a supplier of internetworking communication products, where he served as Chairman of the Board from October 1994 to October 1996, and as President and Chief Executive Officer from 1985 to October 1994. Mr. Severino is a director of Bay Networks, Inc., Stratus Computer Inc., a provider of fault tolerant computer systems, and MTDC (Massachusetts Telecommunications Development Corporation).

     Mr. Sachs has been a director of the Company since December 1996. He has been the Executive Vice President and General Manager of the Internet Telecom Business Group of Bay Networks, Inc. since May 1996. Prior to that, he was President and General Manager of the Remote Access Business Unit of Bay Networks, Inc. from December 1995 to May 1996. Prior to that, he was employed by Xylogics, Inc., a supplier of remote access communications products, where he was President and Chief Executive Officer from 1993 to the company's acquisition by Bay Networks, Inc. in December 1995, and Executive Vice President from 1992 to 1993.

     Mr. Castonguay has been a director of the Company since February 1997. He has been the Vice President of Finance and Chief Financial Officer of Gradient Technologies, Inc., a provider of distributed computing and security solutions for the enterprise and Intranet markets, since March 1996. Prior to that, he was employed by Xylogics, Inc., where he was Chief Financial Officer from 1990 to March 1996.

BOARD OF DIRECTORS

     The Company's Board of Directors currently consists of six members. R. Bradford Malt, a director of the Company since 1982, has decided not to stand for re-election, and, as authorized by the Company's By-laws, the Board of Directors has fixed the number of directors at five, effective upon the election of directors at the Annual Meeting. Mr. Malt, age 42, is a partner with the law firm of Ropes & Gray.

     During the fiscal year ended November 30, 1996, the Company's Board of Directors held nine meetings and acted by written consent on two additional occasions. Each of the directors attended 75% or more of the aggregate of the meetings of the Board and all committees of the Board on which he served which were held while he was a director. There are two committees of the Board of
Directors: an Audit Committee and an Executive Compensation and Stock Option Committee (the "Compensation Committee"). There is no Nominating Committee.

     The Audit Committee reviews with management and the Company's independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the public accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Committee deems appropriate. Messrs. Malt and Severino were the members of the Audit Committee during the fiscal year ended November 30, 1996. Mr. Sachs was appointed to the Audit Committee in December 1996. In February 1997, Messrs. Malt, Severino and Sachs resigned from the Audit Committee and Messrs. A. Molinari and Castonguay were appointed in their stead. During the fiscal year ended November 30, 1996, the Audit Committee met on one occasion.

     The Compensation Committee reviews salary policies and compensation of officers and other members of management and approves compensation plans. The Compensation Committee also administers the Company's stock option and purchase plans. Messrs. Malt and Severino were the members of the Compensation Committee during the fiscal year ended November 30, 1996. Mr. Sachs was appointed to the Compensation Committee in December 1996, and Mr. Malt resigned from the Compensation Committee in February 1997. During the fiscal year ended November 30, 1996, the Compensation Committee met on four occasions and acted by written consent on four additional occasions.

     During the fiscal year ended November 30, 1996, the Company compensated each director who is not also an employee of the Company ("Non-Employee Directors") $7,500 per year plus $500 per meeting attended for services as a director. Beginning on December 1, 1996, the Company compensates each Non-Employee Director $8,000 per year, plus $1,000 per Board meeting and $500 per Committee meeting attended for services as a director. In addition, each Non-Employee Director has been granted options to purchase Company Common Stock under the Company's Key Employee Incentive Plan (1992) and, in the case of Messrs. Malt and Severino, also under the Company's Key Employee Incentive Plan
(1982).

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Company's Common Stock owned as of February 14, 1997 (except as noted below) by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Chief Executive Officer and each of the other individuals named in the Summary Compensation Table (hereafter referred to as the "Named Executive Officers") and (iv) all current executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that each of the persons or entities named in this table has sole voting and investment power with respect to all the shares of Common Stock indicated.

                                                        NUMBER OF
                                                          SHARES
                                                       BENEFICIALLY
DIRECTORS AND NAMED EXECUTIVE OFFICERS                   OWNED(1)     PERCENT(1)
--------------------------------------                 ------------   ----------
John A. Molinari(2)..................................     164,362       2.09%
  100 Locke Drive
  Marlboro, Massachusetts 01752
Alfred A. Molinari, Jr.(3)...........................   1,008,599      12.83
  100 Locke Drive
  Marlboro, Massachusetts 01752
R. Bradford Malt(4)..................................      42,600          *
  One International Place
  Boston, Massachusetts 02110
Paul J. Severino(4)..................................     100,340       1.28
  8 Federal Street
  Billerica, Massachusetts 01821
Bruce I. Sachs.......................................           0          *
  5 Federal Street
  Billerica, Massachusetts 01821
Maurice L. Castonguay................................           0          *
  2 Mount Royal Place
  Marlboro, Massachusetts 01752
Peter J. Rice(5).....................................      14,000          *
  100 Locke Drive
  Marlboro, Massachusetts 01752
Anthony B. Dolph(6)..................................       8,000          *
  100 Locke Drive
  Marlboro, Massachusetts 01752
Paul Klinkby-Silver..................................           0          *
  TFS (Wokingham) Ltd.
  The Mulberry Business Park, Wokingham
  Berkshire RG11 2QJ, England
Kim J. Gray(7).......................................       8,400          *
  100 Locke Drive
  Marlboro, Massachusetts
All executive officers and directors as a
  group (9 persons in all)...........................   1,337,901       16.1
ADDITIONAL 5% STOCKHOLDERS
West Highland Capital, Inc.(8).......................   1,000,000      12.32
  300 Drake's Landing Road, Suite 290
  Greenbrae, California 94904
Dawson Samberg Capital Management, Inc.(9)...........     712,500       8.78
  354 Pequot Avenue
  Southport, Connecticut 06490
Brinson Partners, Inc.(10)...........................     506,200       6.24
  209 South LaSalle Street
  Chicago, Illinois 60604

---------------
  *  Represents less than 1%.

 (1) The number and percent of the outstanding shares of Common Stock treat as outstanding all shares issuable on options exercisable within sixty days of February 14, 1997 held by a particular beneficial owner that are included in the first column.

 (2) Includes 43,750 shares subject to options exercisable within sixty days of February 14, 1997.

 (3) Includes 43,531 shares subject to options exercisable within sixty days of February 14, 1997. Does not include 17,614 shares owned by Mr. A. Molinari's wife, as to all of which Mr. Molinari disclaims beneficial ownership.

 (4) Includes 40,000 shares subject to options exercisable within sixty days of February 14, 1997.

 (5) Includes 14,000 shares subject to options exercisable within sixty days of February 14, 1997.

 (6) Includes 8,000 shares subject to options exercisable within sixty days of February 14, 1997.

 (7) Includes 8,400 shares subject to options exercisable within sixty days of February 14, 1997.

 (8) As reported in, and based solely upon, an Amendment No. 2 to Schedule 13D dated February 7, 1997, filed with the Securities and Exchange Commission by West Highland Capital, Inc. (the "West Highland Schedule 13D"). According to the West Highland Schedule 13D, of the 1,000,000 shares of the Company's Common Stock owned collectively by West Highland Capital, Inc. and its affiliates (the "West Highland Shares"), (i) West Highland Capital, Inc. beneficially owns all 1,000,000 of the West Highland Shares, (ii) Lang
     H. Gerhard beneficially owns 820,198 of the West Highland Shares, (iii) Estero Partners, LLC beneficially owns 820,198 of the West Highland Shares,
     (iv) West Highland Partners, L.P. beneficially owns 670,260 of the West Highland Shares, and (v) Buttonwood Partners, L.P. beneficially owns 149,938 of the West Highland Shares. In each case, the beneficial owner listed above shares voting and dispositive power over such shares.

 (9) As reported in, and based solely upon, a Schedule 13G dated January 31, 1997, filed with the Securities and Exchange Commission by Dawson Samberg Capital Management, Inc.

(10) As reported in, and based solely upon, a Schedule 13G dated February 12, 1997, filed with the Securities and Exchange Commission by Brinson Partners, Inc. (the "Brinson Schedule 13G"). According to the Brinson
     Schedule 13G, of the 506,200 shares of the Company's Common Stock owned collectively by Brinson Partners, Inc. and its affiliates (the "Brinson Shares"), (i) Brinson Partners, Inc., Brinson Holdings, Inc., SBC Holdings
     (USA), Inc. and Swiss Bank Corporation beneficially own all 506,200 of the Brinson Shares and (ii) Brinson Trust Company beneficially owns 144,990 of the Brinson Shares. In each case, the beneficial owner listed above shares voting and dispositive power over such shares.

                               EXECUTIVE OFFICERS

     The executive officers of the Company as of February 14, 1997 are as follows:

NAME                    AGE  POSITION WITH THE COMPANY
----                    ---  -------------------------
[S]                     [C]  [C]
John A. Molinari......  34   President and Chief Executive Officer and Director
Anthony B. Dolph......  39   Vice President, Strategic Planning
Peter J. Rice.........  44   Vice President and Chief Financial Officer,
                             Treasurer
Anthony M. Scotto.....  41   Vice President, Product Development


     Mr. Molinari was appointed President and Chief Executive Officer on November 30, 1996 in connection with the Spin-Off. Prior to that, he served as Vice President/General Manager -- Multimedia Group since November 1990. See "Election of Directors."

     Mr. Rice was appointed Vice President and Chief Financial Officer on November 30, 1996 in connection with the Spin-Off. Prior to that, he served as Vice President -- Finance, Treasurer and Chief Financial Officer beginning in July 1995. Prior to joining the Company, he was employed by M/A-COM, Inc., a supplier of microwave semiconductors, components and subsystems, where he was Vice President, Corporate Controller and Chief Accounting Officer from 1991 to July 1995.

     Mr. Dolph was appointed Vice President, Strategic Planning on November 30, 1996 in connection with the Spin-Off. Prior to that, he served as director of marketing for the Multimedia Group beginning in June 1994. Prior to joining the Company, he was employed by Progress Software Corporation, a supplier of computer application technology for the client/server market, where he was Director, Corporate Communications from 1992 to June 1994.

     Mr. Scotto was appointed Vice President, Product Development on November 30, 1996 in connection with the Spin-Off. Prior to that, he served as vice president of product development for the Multimedia Group beginning in June 1996. Prior to joining the Company, he was employed by EMC Corporation, a supplier of computer storage products and services, where he was Vice President, Software Engineering, Open Storage Group from 1994 to June 1996. Prior to that, he was employed by GenRad, Inc., a supplier of automatic test and measurement equipment, where he was Vice President, Engineering and Customer Support from 1993 to 1994, and Director, Engineering from 1992 to 1993.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Chief Executive Officer, each of the other executive officers whose cash compensation exceeded $100,000 annually and certain other former executive officers for the fiscal years ended November 30, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                           ANNUAL COMPENSATION       COMPENSATION
                                        --------------------------      AWARDS           ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR   SALARY($)  BONUS($)   OPTIONS(#)(1)   COMPENSATION($)(2)
---------------------------             ----   --------   --------   -------------   ------------------
John A. Molinari(3)...................   1996  $140,000   $105,000       60,000           $    240
  President and Chief Executive          1995   138,442     27,475            0                233
     Officer                             1994   112,500     12,007      100,000                230

Alfred A. Molinari, Jr.(4)............   1996   229,327          0       60,000              1,735
  Former Chief Executive Officer         1995   223,945     50,000      100,000              1,256
                                         1994   206,700     10,335            0                422

Anthony B. Dolph(5)...................   1996   111,882     20,625            0                 63
  Vice President, Strategic Planning     1995        --         --           --                 --
                                         1994        --         --           --                 --

Peter J. Rice(6)......................   1996   140,000     52,500       40,000              1,515
  Vice President and Chief Financial     1995    58,462     20,000       30,000                 25
  Officer, Treasurer                     1994        --         --           --                 --

Paul Klinkby-Silver(7)................   1996   143,283          0       30,000             14,136
  Vice President/General Manager,        1995   144,379          0        4,000             32,354
  Data Translation Networking Limited    1994   120,427     69,752       20,000              9,705

Kim J. Gray(8)........................   1996   114,173          0       30,000              1,244
  Vice President/General Manager,        1995    92,000     25,000        4,000                696
  Data Acquisition and Imaging Group     1994        --         --           --                 --

---------------
(1) The Company has not issued stock appreciation rights or granted restricted stock awards. In addition, the Company does not maintain a "long-term incentive plan," as that term is defined in applicable rules.

(2) The amounts reported represent (i) the dollar value of premiums paid by the Company on term life insurance for the benefit of the Named Executive Officers (other than Mr. Klinkby-Silver in 1996) and (ii) contributions to a defined contribution plan with respect to (a) Mr. A. Molinari and Ms. Gray in 1996 and 1995, (b) Mr. Rice in 1996 and (c) Mr. Klinkby-Silver in 1996, 1995 and 1994.

(3) Mr. J. Molinari was appointed President and Chief Executive Officer effective November 30, 1996 in connection with the Spin-Off. Prior to that he was Vice President/General Manager -- Multimedia Group.

(4) Mr. A. Molinari resigned as an officer of the Company in connection with the Spin-Off on November 29, 1996. The Summary Compensation Table does not show any bonus paid to Mr. Molinari by DTI subsequent to the effective date of the Spin-Off.

(5) Mr. Dolph was appointed an executive officer of the Company effective November 30, 1996 in connection with the Spin-Off.

(6) Mr. Rice commenced employment with the Company on July 31, 1995, and his salary for that year included a signing bonus.

(7) Mr. Klinkby-Silver ceased to be an executive officer of the Company in connection with the disposal of the networking distribution business operated by the Company's former U.K subsidiary, Data Translation Networking Limited ("DTN"). In connection with the Spin-Off, DTN became a wholly owned subsidiary of DTI. Dollar amounts for Mr. Klinkby-Silver are based on the blended exchange rate for the respective year.

(8) Ms. Gray was appointed an executive officer of the Company in 1995, and resigned as an officer of the Company in connection with the Spin-Off on November 29, 1996. The Summary Compensation Table does not show any bonus paid to Ms. Gray by DTI subsequent to the effective date of the Spin-Off.

STOCK OPTIONS

     The following table provides information concerning the grant of stock options under the Key Employee Incentive Plan (1992) to the Named Executive
Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                                                                          REALIZED VALUE
                                                                                            AT ASSUMED
                                             INDIVIDUAL GRANTS                            ANNUAL RATES OF
                          --------------------------------------------------------          STOCK PRICE
                          NUMBER OF       % OF TOTAL                                     APPRECIATION FOR
                          SECURITIES        OPTIONS        EXERCISE                       OPTION TERM (2)
                          UNDERLYING      GRANTED TO       OR BASE                     ---------------------
                           OPTIONS       EMPLOYEES IN       PRICE       EXPIRATION        5%          10%
NAME                      GRANTED(#)      FISCAL YEAR      ($/SH)(1)       DATE           ($)         ($)
----                      ----------     -------------     --------     ----------     ---------    --------
John A. Molinari(3).....    60,000           10.89%         $17.75        4/10/02       $362,202    $821,712
Alfred A. Molinari,
  Jr.(3)................    60,000           10.89           16.25        4/11/02        331,596     752,274
Anthony B. Dolph........        --              --              --             --             --          --
Peter J. Rice(3)........    40,000            7.26           16.25        4/11/02        221,064     501,516
Paul
  Klinkby-Silver(4).....    30,000            5.44           16.25        4/11/06        306,585     776,949
Kim J. Gray(3)..........    30,000            5.44           16.25        4/11/02        165,798     376,137

---------------
(1) In connection with the Spin-Off, all outstanding Company stock options were adjusted, effective December 2, 1996, by a reduction in the exercise price of the Company stock options and the granting of DTI stock options. The reductions to the exercise prices of the options listed in the table above were as follows: (a) the exercise price of the options granted to Mr. J. Molinari was reduced to $16.91 and (b) the exercise price of the options granted to Messrs. A. Molinari, Rice and Klinkby-Silver and Ms. Gray was reduced to $15.48.

(2) The amounts shown do not reflect the exercise price adjustments described in the preceding footnote.

(3) These options become exercisable over five years, 20% on each anniversary of the grant, and expire six years after grant.

(4) These options become exercisable three years after the grant and expire ten years after grant.

OPTION EXERCISES AND HOLDINGS

     The following table provides information, with respect to the Named Executive Officers, concerning the unexercised options held as of the end of the fiscal year:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                              OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(1)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                       ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   -----------   -----------   -------------   -----------   -------------
John A. Molinari.........       31,250        $348,031        5,500        116,750       $  35,337      $ 276,275
Alfred A. Molinari,
  Jr.....................           --              --       36,531        143,469         106,000         32,125
Anthony B. Dolph.........           --              --        8,000         12,000          37,000         55,550
Peter J. Rice............           --              --        6,000         64,000              --             --
Paul Klinkby-Silver......        9,000         100,625           --         54,000              --         81,500
Kim J. Gray..............          800          10,600        1,600         34,000           7,600          8,500

---------------
(1) Market value of underlying securities at November 30, 1996, minus the exercise price of "in-the-money" options. These amounts do not take into account the exercise price adjustments that were effected in connection with the Spin-Off as of December 2, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     R. Bradford Malt, who is a director and served on the Compensation Committee until February 1997, was Clerk of the Company from 1980 to September 1996, and is a partner with the law firm of Ropes & Gray, which furnishes legal services to the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for reviewing the compensation of officers and other members of the Company's management. The Committee also grants stock options under the Key Employee Incentive Plan (1992) and administers the 1986 Employee Stock Purchase Plan. Paul Severino and Bruce Sachs currently serve on the Compensation Committee. Mr. Sachs was appointed to the Committee in December 1996 and R. Bradford Malt served on the Committee during fiscal 1996.

     In providing for the compensation of the executive officers (other than the Chief Executive Officer), the Chief Executive Officer makes recommendations to the Compensation Committee based on his judgment of the individual's contribution to the growth and profitability of the Company. The Committee then considers the Chief Executive's recommendations, taking into account opportunities that exist generally at other technology companies for positions with comparable responsibilities, and the Company's need to attract, motivate and retain talented executives who are critical to the Company's long-term success. The Chief Executive Officer's base salary is determined independently by the Committee based on the same factors considered in determining the base salaries of the other executive officers. In addition, annual bonuses are provided for, the payment and the amount of which will depend on the Company's degree of attainment of pre-established revenue and operating income targets and, in certain instances, upon the attainment of certain pre-established individual objectives. The Committee considers the median compensation levels for comparable positions at other technology companies, as shown in a survey provided by an independent compensation and benefits consultant, in determining the compensation of the executive officers (including the Named Executive Officers), but does not, as a matter of policy, fix compensation of all executive officers as a percentage of such median levels. Accordingly, total compensation for an executive officer may be set by the Committee above or below such median levels, depending on the Committee's assessment of other factors, including an individual's prior level of experience and competition for executives with the skills required by the Company.

     Base salaries for executive officers were not increased in fiscal 1996 except for one individual promoted to an executive officer position in fiscal 1995 whose salary was increased to bring her into the appropriate salary range for her level and responsibilities.

     Annual bonuses for fiscal 1996 were tied to the attainment of pre-established revenue and operating income targets for the Company's business units. If business units performed at 100% of the targets, full bonus compensation would have represented 100% of base salary for Mr. J. Molinari (reflecting in part greater emphasis in his case on bonus compensation) and between 25% and 50% of base salary for the other executive officers (including the executive officers appointed on November 30, 1996). Bonuses for Messrs. J. Molinari, Rice and Dolph were tied to the performance targets for the Company's Multimedia Group, which operated the Company's MEDIA 100 business prior to the Spin-Off. Based on the actual performance of the Multimedia Group for fiscal 1996, Mr. J. Molinari received a bonus equal to 73% of his base salary, and, except as set forth below, bonuses for the other executive officers ranged between 18% to 38% of base salaries.

     The Committee did not consider or award bonus compensation to former executive officers, including the former Chief Executive Officer, who resigned their positions as officers of the Company or otherwise ceased to be executive officers of the Company in connection with the Spin-Off.

     Annual bonuses for fiscal 1997 will be tied to the attainment of pre-established revenue and operating income for the Company and, in the case of certain executive officers, to the attainment of pre-established individual objectives. If the Company performs at 100% of the targets and all individual objectives are achieved, depending on the executive officer, full bonus compensation would represent between 30% and 50% of their base salary (50% in the case of the Chief Executive Officer). In addition, the Committee approved an increase in Mr. J. Molinari's fiscal 1997 base salary to $200,000 to reflect his appointment and added responsibilities as Chief Executive Officer, and increases in the base salaries of two other executive officers, in one case to conform the allocation of his base salary and bonus more closely to the median levels of comparable positions at other technology companies, and in the other case to reflect a change in the individual's responsibilities. The Committee believes that these adjusted compensation levels are reasonable and appropriate in the context of the individuals' prior levels of experience and new responsibilities in light of the Spin-Off.

     The Compensation Committee has traditionally awarded stock options to the executive officers as well as other key employees of the Company in order to provide an incentive to build stockholder value and to align the executives' interests more closely with stockholders' interests. In granting stock options, the Committee considers the individual's performance and continuing contribution to the Company and, in the case of subsequent grants, the existing level of stock options. The Committee is in the process of reviewing the guidelines for option grants during the remainder of fiscal 1997 and thereafter.

     In fiscal 1996, the Committee continued its practice of granting stock options to the executive officers with an exercise price of not less than fair market value of the stock on the date of grant. The options generally become exercisable over five years and expire six years from the date of grant. Such options are intended to be incentive stock options, except in the case of Messrs. J. Molinari and A. Molinari, who received non-qualified stock options. The Committee granted options to the executive officers in amounts intended to bring their overall stock option participation, when compared to all other participants in the stock option plan, into line with the Committee's view of their management responsibilities.

     In connection with the Spin-Off, all then outstanding stock options were retained by their holders, whether such individuals remained employees of the Company or became employees of DTI, and were adjusted as follows. The exercise prices of the Company options were multiplied by a fraction, the numerator of which was the first sale price of the Company's Common Stock on the ex-dividend date following the Spin-Off, and the denominator of which was the last sale price of the Company's Common Stock on the last trading day immediately preceding the ex-dividend date. In addition, holders of Company options received a number of new DTI options determined by the same 1-for-4 distribution ratio paid to stockholders in the Spin-Off, which options had exercise prices determined by multiplying the pre-adjusted exercise price of the related Company options by a fraction, the numerator of which was the first sale price of DTI's common stock on the ex-dividend date, and the denominator of which was the last sale price of the Company's Common Stock on the last trading day immediately preceding the ex-dividend date.

     In December 1996, Mr. J. Molinari was granted non-qualified stock options to purchase 20,000 shares at the then fair market value of $10.00 per share, and with other terms as set forth above with respect to stock option grants generally. This grant was determined by the Committee to be appropriate, in light of his recent appointment as Chief Executive Officer, as well as his existing level of stock options. One other executive officer was granted options at the same time determined by the Committee to be appropriate to reflect a change in the individual's responsibilities, and which the Committee believes are consistent with option grants held by other senior executives of the Company.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally allows a tax deduction to public companies for compensation over $1,000,000 paid to the company's chief executive officer and the four other highest paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are satisfied. As was the case in fiscal 1996, the Committee anticipates that in fiscal 1997 all compensation to executive officers will be fully deductible under Section 162(m). The Compensation Committee therefore has not yet found it necessary to enact a policy with respect to qualifying compensation paid to executive officers for deductibility.

                                          EXECUTIVE COMPENSATION
                                          AND STOCK OPTION COMMITTEE

                                          Paul J. Severino
                                          Bruce I. Sachs

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the Spin-Off, the Company entered into a Distribution Agreement with DTI which provides for, among other things, the principal corporate transactions required to effect the Spin-Off. The agreement provides for indemnification of DTI by the Company, and of the Company by DTI, in a manner designed, as between the two companies, to place with DTI financial responsibility for the businesses contributed by the Company to DTI, and to place with the Company financial responsibility for the business retained by the Company. The agreement also provides for a tax sharing arrangement in which, among other things, the Company and DTI agree to share responsibility for certain tax liabilities that may be associated with the Spin-Off. Alfred A. Molinari, Jr., a director and former Chief Executive Officer of the Company, is Chairman and Chief Executive Officer of DTI.

     The Company's principal executive, engineering, manufacturing and sales operations occupy space in a facility (the "Facility") which the Company currently shares with DTI. The facility is owned by Nason Hill Trust, a nominee trust of which Mr. A. Molinari and his wife are the sole trustees and beneficiaries. Prior to December 2, 1996, the effective date of the Spin-Off, the Facility was leased directly to the Company. Total rental expense for the Facility in fiscal 1996 was $1,092,000, of which $546,000 was charged to continuing operations, and the remainder of which was charged to the businesses contributed to DTI.

     In connection with the Spin-Off, the Company assigned its leasehold interest in the Facility to DTI, which in turn granted a license to the Company to use a portion of the Facility so as to enable the Company to conduct its operations at that location. Such use and occupancy agreement remains in effect until April 30, 1997, and the Company pays DTI a monthly license fee for the use of the Facility equal to $105,377. This fee is intended to compensate DTI for the Company's pro rata portion of the rental charges and operating expenses associated with the Facility and the use by the Company of certain manufacturing equipment that was transferred to DTI in connection with the Spin-Off.

     In connection with the Spin-Off, the Company and DTI entered into a Corporate Services Agreement, pursuant to which DTI provides certain finance and administrative and manufacturing services and support to the Company. The amount payable by the Company to DTI under the agreement is based on the particular services being provided during any monthly period. The Company may terminate any service upon 30 days prior written notice to DTI, and DTI may terminate any service upon 30 days prior written notice to the Company if it no longer provides such service to its own organization. The agreement will terminate upon the earlier of the discontinuance or termination of all services thereunder or December 31, 1997. In addition, the Company contracts with DTI for certain other engineering services on an as-needed basis. Through January 31, 1997, the Company had paid $94,960 for services provided by DTI as described above.

     In connection with the Spin-Off, the Company and DTI entered into an Intellectual Property Agreement, which provides for, among other things, royalty-free perpetual cross-licenses from the Company and DTI to the other, for all technologies covered by existing patents and patent applications, trade secrets and know-how held by the Company and DTI, respectively, as of the effective date of the Spin-Off. The Company and DTI also agreed to cross-license to each other technologies under patents issued pursuant to applications made in the two-year period following the effective date of the Spin-Off. The cross-licenses provide for termination upon a change in control of the licensee with respect to patents issued pursuant to applications made after August 31, 1996, although the licensee may continue to use such patents in products already being shipped or which are substantially near completion of development.

     Sean Sullivan, who is employed by the Company and earned $75,586 during fiscal year 1996, is the son-in-law of Mr. A. Molinari and the brother-in-law of Mr. J. Molinari.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks for the period of five fiscal years commencing December 1, 1991 and ending November 30, 1996.

                                  CRSP Index for
                                 NASDAQ Electronic
        Measurement Period          Component       NASDAQ Composite     Media 100 Inc.
      (Fiscal Year Covered)          Stocks               Index              (MDEA)
1991                                    100                 100                 100
1992                                 156.89              125.96              116.00
1993                                 240.93              145.85              109.09
1994                                 270.73              146.13              272.73
1995                                 499.25              208.34              709.09
1996                                 766.04              255.21              545.45

     The above graph compares the performance of the Company with that of the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks, which is an industry index prepared by the Center of Research in Securities Prices at the University of Chicago. These indices weigh investment on the basis of market capitalization.

     The comparison of total return of investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested at the close of the market on November 30, 1991 in each of the CRSP Index for NASDAQ Electronic Component Stocks, the NASDAQ Composite Index and the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended November 30, 1996 all filing requirements applicable to its officers, directors and such 10% beneficial owners were complied with, except that Mr. Klinkby-Silver did not report on Form 4 a sale of 7,000 shares of Common Stock, but did report such sale on his Form 5 for the fiscal year ended November 30, 1996, and West Highland Capital, Inc. and certain of its affiliates listed in "Security Ownership of Certain Beneficial Owners and Management" did not report on Form 3 or 4 fourteen transactions that occurred during the fiscal year ended November 30, 1996, but did report such transactions on Form 5 for the fiscal year ended November 30, 1996.

                             ADJOURNMENT OF MEETING

     In the event that sufficient votes in favor of the election of the nominees for director listed in this Proxy Statement (the "Nominees") are not received by April 16, 1997, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Nominees. They will vote against any such adjournment those proxies withholding authority to vote on any Nominee. The Company will pay the costs of any additional solicitation and of any adjourned meetings.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received at the Company's new principal executive offices located at 290 Donald Lynch Boulevard, Marlboro, Massachusetts 01752 not later than November 14, 1997, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has appointed Arthur Andersen LLP, who have served as the Company's auditors since 1980, to examine the financial statements of the Company for fiscal 1997. The Company expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting and available to respond to appropriate questions, and such representatives will be given the opportunity to make a statement if they desire to do so.

                                                                        0721PS97

PROXY

                                 MEDIA 100 INC.

                        ANNUAL MEETING OF STOCKHOLDERS,

                                 APRIL 16, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints John A. Molinari and Peter J. Rice, each of them with power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders to be held on April 16, 1997 at 10:00 a.m., and at any adjournments thereof, all shares of Common Stock of the Company as to which the undersigned would be entitled to vote if present. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

     UNLESS OTHERWISE SPECIFIED IN THE BOXES PROVIDED ON THE REVERSE SIDE HEREOF, THE PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED HEREON OR ANY OF SUCH NOMINEES FOR WHICH APPROVAL IS NOT WITHHELD AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER NOT KNOWN A REASONABLE TIME BEFORE THIS SOLICITATION THAT MAY COME BEFORE THIS MEETING OR ANY ADJOURNMENTS THEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                             /SEE REVERSE SIDE/

--------------------------------------------------------------------------------
                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:
     PLEASE DO NOT FOLD THIS PROXY.

     1. Election of Directors
     NOMINEES: John A. Molinari, Alfred A. Molinari, Jr., Paul J.
     Severino, Bruce I. Sachs, Maurice L. Castonguay

                                  FOR         WITHHELD
                          [ ]     ALL    [ ]  FROM ALL
                               NOMINEES       NOMINEES


     --------------------------------------------------
         For all nominees except as noted above


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED HEREON, OR ANY OF SUCH NOMINEES FOR WHICH APPROVAL HAS NOT BEEN WITHHELD. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                                                      MARK HERE
                                                    FOR ADDRESS    [ ]
                                                     CHANGE AND
                                                    NOTE AT LEFT

     Please sign your name exactly as it appears on your stock certificates, write in the date and return this proxy as soon as possible. If the stock is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.


Signature:                  Date:          Signature:             Date:
          -----------------      ---------           -------------      --------